UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 6, 2024

SeaStar Medical Holding Corporation

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39927	85-3681132
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3513 Brighton Blvd, Suite 410
Denver, Colorado		80216
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 844 427-8100

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock par value $0.0001 per share	ICU	The Nasdaq Stock Market LLC
Warrants, each whole warrant exercisable for one share of Common Stock for $11.50 per share	ICUCW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 – Other Events

Note – all share amounts below are reported both using the pre-June 7, 2024, 25-for-1 reverse stock split (the "reverse split") quantities then in effect, and with the post-reverse split amounts in (parenthesis).

On June 6, 2024, SeaStar Medical Holding Corporation (the "Company") and an institutional investor ("Investor D") redeemed $0.7 million of the remaining outstanding Investor D convertible notes that originally issued on December 11, 2023 (the “Notes”), together with interest and certain make-whole amounts, in accordance to terms with a previously-granted right to redeem the then outstanding Conversion Amount (as defined in the Notes) at an amount equal to 200% of the Conversion Amount . In addition, Investor D converted approximately $0.6 million in unpaid principal and $0.7 million in unpaid interest and make-whole amounts at an amount equal to 200% of the Conversion Amount, issuing 2,321,429 (92,858) shares of common stock.

As of June 6, 2024, there are no additional Investor D Notes outstanding. Investor D continues to own warrants to purchase approximately 3,158,086 (126,323) shares of the Company's stock with a weighted-average exercise price of $0.55 ($13.75).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SeaStar Medical Holding Corporation
		By:	/s/ Eric Schlorff
Date:	June X, 2024	Name:	Eric Schlorff
		Title:	Chief Executive Officer